UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2014

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on April 10, 2014, Dr. Ilkan Cokgor will transition from his role as Executive Vice President of Sales and Marketing of SemiLEDs Corporation (the “Company”) to the role of General Manager for Energy Solutions, a new business division of the Company focusing on developing and providing integrated energy solutions in LED lighting for industrial and commercial use. Subsequent to Dr. Cokgor’s role change, he will no longer be a Section 16 officer or executive officer of the Company.

Mr. Mark E. Tuttle, currently Executive Vice President of Operations of the Company, will be appointed to the position of General Manager of SemiLEDs Optoelectronics Co., Ltd., or Taiwan SemiLEDs. Mr. Tuttle is responsible for overseeing the research, development, manufacturing, marketing and sales activities of Taiwan SemiLEDs.

Other than changes to their titles, the employment arrangements between the Company and each of Dr. Cokgor and Mr. Tuttle were not affected and their compensation remains as described in the Company’s proxy statement for its 2014 annual meeting of stockholders.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On April 10, 2014 (Taiwan time), the Company held its Annual Meeting.  At the Annual Meeting, holders of the Company’s common stock voted on four proposals: (1) to elect five directors to hold office until the 2015 Annual Meeting of Stockholders, (2) to ratify the appointment of KPMG (Taiwan) as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2014, (3) to approve the amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder and (4) to approve the amendment of the restated certificate of incorporation to increase the number of authorized shares of common stock.

The final votes cast on the four proposals were as follows:

Proposal 1:

The following individuals were elected to serve as directors for a one-year term ending with the 2015 Annual Meeting of Stockholders by the votes as set forth in the following table:

	Votes For	Votes Withheld	Broker Non-Votes

Trung T. Doan	16,597,173	206,817	6,734,985
Arthur H. del Prado	16,582,940	221,050	6,734,985
Dr. Edward Hsieh	16,641,140	162,850	6,734,985
Dr. Jack Lau	16,641,620	162,370	6,734,985
Scott R. Simplot	16,448,460	355,530	6,734,985

Proposal 2:

The appointment of KPMG (Taiwan) as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2014 was ratified by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes (1)

23,318,970	61,296	158,709	0

(1)  This proposal constituted a routine matter.  Therefore, brokers were permitted to vote on this proposal without receipt of instructions from beneficial owners.

Proposal 3:

The amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder was approved by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes

16,258,726	522,096	23,168	6,734,985

Proposal 4:

The amendment of the restated certificate of incorporation to increase the number of authorized shares of common stock was approved by the votes set forth in the following table:

Votes For	Votes Against	Abstain	Broker Non-Votes (2)

19,376,549	3,455,172	707,254	0

(2)  This proposal constituted a routine matter.  Therefore, brokers were permitted to vote on this proposal without receipt of instructions from beneficial owners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2014

SemiLEDs Corporation

	By:	/s/ Trung Tri Doan
	Name:	Trung Tri Doan
	Title:	Chairman, Chief Executive Officer and President